                                                                     EXHIBIT 11
                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                     (MILLIONS EXCEPT SHARE AMOUNTS)
                          -----------------------------------------------------
                          THREE MONTHS ENDED JUNE 30, SIX MONTHS ENDED JUNE 30,
                          --------------------------- -------------------------
                              1996          1995          1996         1995
                          ------------- ------------- ------------ ------------
COMPUTATION FOR
 STATEMENTS OF INCOME
  Primary Earnings Per
   Share (average shares
   outstanding):
   Income from
    continuing
    operations..........  $         161 $         129 $        317 $        257
   Income from
    discontinued
    operations, net of
    income tax..........             --            56          339           81
                          ------------- ------------- ------------ ------------
   Net income...........            161           185          656          338
   Preferred stock
    dividends...........              2             3            5            6
                          ------------- ------------- ------------ ------------
   Net income to common
    stock...............  $         159 $         182 $        651 $        332
                          ============= ============= ============ ============
   Average shares of
    common stock
    outstanding(a)......    170,264,386   173,699,875  170,351,740  175,829,883
                          ============= ============= ============ ============
   Earnings per average
    share of common
    stock:
     Continuing
      operations........  $         .93 $         .72 $       1.83 $       1.43
     Discontinued
      operations........             --           .33         1.99          .46
                          ------------- ------------- ------------ ------------
                          $         .93 $        1.05 $       3.82 $       1.89
                          ============= ============= ============ ============
ADDITIONAL
 COMPUTATIONS(B)
  Net income to common
   stock, per above.....  $         159 $         182 $        651 $        332
                          ============= ============= ============ ============
  Primary Earnings Per
   Share (including
   common stock
   equivalents):
   Average shares of
    common stock
    outstanding(a)......    170,264,386   173,699,875  170,351,740  175,829,883
   Incremental common
    shares applicable to
    common stock options
    based on the common
    stock daily average
    market price during
    the period..........        642,997        59,941      589,005       54,924
   Incremental common
    shares applicable to
    performance units
    based upon the
    attainment of
    specified goals.....         88,125        27,625       88,125       27,625
                          ------------- ------------- ------------ ------------
   Average common
    shares, as adjusted.    170,995,508   173,787,441  171,028,870  175,912,432
                          ============= ============= ============ ============
   Earnings per average
    share of common
    stock (including
    common stock
    equivalents):
     Continuing
      operations........  $         .93 $         .72 $       1.83 $       1.43
     Discontinued
      operations........             --           .33         1.98          .46
                          ------------- ------------- ------------ ------------
                          $         .93 $        1.05 $       3.81 $       1.89
                          ============= ============= ============ ============
  Fully Diluted Earnings
   Per Share:
   Average shares of
    common stock
    outstanding(a)......    170,264,386   173,699,875  170,351,740  175,829,883
   Incremental common
    shares applicable to
    common stock options
    based on the more
    dilutive of the
    common stock ending
    or average market
    price during the
    period..............        642,997        59,941      708,884       62,190
   Average common shares
    issuable assuming
    conversion of
    Tenneco Inc. 10%
    loan stock..........             --        38,945           --       39,164
   Incremental common
    shares applicable to
    performance units
    based upon the
    attainment of
    specified goals.....         88,125        27,625       88,125       27,625
                          ------------- ------------- ------------ ------------
   Average common shares
    assuming full
    dilution............    170,995,508   173,826,386  171,148,749  175,958,862
                          ============= ============= ============ ============
   Fully diluted
    earnings per average
    share, assuming
    conversion of all
    applicable
    securities:
     Continuing
      operations........  $         .93 $         .72 $       1.82 $       1.43
     Discontinued
      operations........             --           .33         1.98          .46
                          ------------- ------------- ------------ ------------
                          $         .93 $        1.05 $       3.80 $       1.89
                          ============= ============= ============ ============

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NOTES:(a) In 1992, 12,000,000 shares of common stock were issued to the Stock
          Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. For the three months and six months ended June 30, 1996 and 1995, the SECT utilized 2,517,180, 468,298, 3,234,436 and
          1,206,097 shares, respectively.
      (b) These calculations are submitted in accordance with Securities and Exchange Commission requirements although not required by Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.